       As filed with the Securities and Exchange Commission on November 27, 2002
                                                      Registration No. 333-54618

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ________________

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                ________________

                           Sontra Medical Corporation
             (Exact Name of Registrant as specified in its charter)


           Minnesota                                     41-1649949
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                               58 Charles Street
                               Cambridge, MA 02141
               (Address of Principal Executive Offices) (Zip Code)

                           ___________________________


                Sontra Medical Corporation 401(k) Retirement Plan
                            (Full title of the plan)

                           ___________________________

                                Thomas W. Davison
                             Chief Executive Officer
                           Sontra Medical Corporation
                                58 Charles Street
                               Cambridge, MA 02141
               (Name and Address of Agent for Service of Process)

                                 (617) 494-5337
          (Telephone Number, Including Area Code, of Agent For Service)

                           ___________________________

                                    Copy to:

                          Lawrence S. Wittenberg, Esq.
                         Testa, Hurwitz & Thibeault, LLP
                                 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

================================================================================

                         CALCULATION OF REGISTRATION FEE


================================================================================

                                                               Proposed
                                                                Maximum                 Proposed
                                                               Offering                  Maximum
Title of Securities                         Amount to be      Price Per                Aggregate                 Amount of
to be Registered                              Registered     Share/(1)/      Offering Price/(1)/     Registration Fee/(1)/

-----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value                   500,000/(2)/       $4.47               $2,235,000                   $205.62

-----------------------------------------------------------------------------------------------------------------------------

(1) The registration fee has been calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low reported price of the Common Stock of Sontra Medical Corporation on the Nasdaq SmallCap Market on November 20, 2002.

(2) Consists of 500,000 shares issuable under the Sontra Medical Corporation 401(k) Retirement Plan. In addition, pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others who participate in the Sontra Medical Corporation 401(k) Retirement Plan (the "Plan") as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  Registrant Information and Employee Plan Annual Information.

         The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others who participate in the Plan as specified by Rule 428(b). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Commission are incorporated by reference in this Registration Statement:

(a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2002 filed with the Commission pursuant to the Exchange Act;

(c) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2002 filed with the Commission pursuant to the Exchange Act;

(d) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2002 filed with the Commission pursuant to the Exchange Act;

(e) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in (a) above; and

(f) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Exchange Act on November 12, 1997, and incorporating by reference the information contained in the Registrant's Registration Statement on Form SB-2 (Registration No. 333-29969).

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.

         Not applicable.


Item 6.  Indemnification of Directors and Officers.

         Section 302A.521 of the Minnesota Business Corporation Act provides that unless prohibited or limited by a corporation's articles of incorporation or bylaws, the Company must indemnify its current and former officers, directors, employees and agents against reasonable expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement and which were incurred in connection with actions, suits, or proceedings in which such persons are parties by reason of the fact that they are or were an officer, director, employee or agent of the corporation, if they (i) have not been indemnified by another organization, (ii) acted in good faith, (iii) received no improper personal benefit, (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and (v) reasonably believed that the conduct was in the best interests of the corporation. Section 302A.521 also permits a corporation to purchase and maintain insurance on behalf of its officers, directors, employees and agents against any liability which may be asserted against, or incurred by, such persons in their capacities as officers, directors, employees and agents of the corporation, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of such section.

         Article Sixth of the Registrant's Amended and Restated Articles of Incorporation, as amended, eliminates the personal liability of directors to the Registrant or its stockholders for monetary damages for breaches of their fiduciary duty to the fullest extent permitted by the Minnesota Business Corporation Act. Article VII of the Registrant's Bylaws provides that the directors, officers and committee members of the Company and other persons shall have the rights to indemnification provided by Section 302A.521 of the Minnesota Business Corporation Act.

         The effect of these provisions would be to permit such indemnification by the Registrant for liabilities arising under the Securities Act of 1933, as amended, to the extent permitted under such act.

         The Registrant has directors' and officers liability insurance.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The Registrant hereby undertakes that, for purposes of qualifying the Plan under Section 401 of the Internal Revenue Code, the Registrant will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

  Exhibit No.                           Description of Exhibit

  5.1             Opinion of Testa, Hurwitz & Thibeault, LLP

  23.1            Consent of Schechter Dokken Kanter Andrews & Selcer Ltd.

  23.2*           Consent of Arthur Andersen LLP (omitted pursuant to Rule
                  437(a))

  23.3            Consent of Testa, Hurwitz & Thibeault, LLP (included in
                  Exhibit 5.1)

  24.1 Power of Attorney (included as part of the signature page of this Registration Statement)


* After reasonable efforts, the Registrant has not been able to obtain the consent of Arthur Andersen LLP to the incorporation into this Registration Statement on Form S-8, of their report with respect to the Registrant's financial statements, which appeared in the Registrant's Registration Statement on Form S-4/A as filed with the Securities and Exchange Commission on May 16, 2002. Under these circumstances, Rule 437(a) under the Securities Act of 1933, as amended, permits this Registration Statement to be filed without a written consent from Arthur Andersen. Because Arthur Andersen has not consented to the incorporation by reference of their report into this Registration Statement, you will not be able to assert claims against Arthur Andersen under Section 11 of the Securities Act of 1933, as amended, for any untrue statement of a material fact contained in the Registrant's financial statements incorporated herein or any omissions to state a material fact required to be stated therein.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (unless the information required by paragraphs (i) and (ii) below is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement):

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                        (iii) To include any additional or changed material information with respect to the plan of distribution.

                  (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, in the Commonwealth of Massachusetts, on this 27th day of November, 2002.

                                            SONTRA MEDICAL CORPORATION


                                             By:  /s/ Thomas W. Davison
                                                --------------------------------
                                                Thomas W. Davison
November 27, 2002                               Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of Sontra Medical Corporation, hereby severally constitute and appoint Thomas W. Davison and Sean
F. Moran, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this Registration Statement and any related subsequent registration statement pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable Sontra Medical Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.

           SIGNATURE                           TITLE                                  DATE
/s/ James R. McNab, Jr.         Chairman of the Board and Director              November 26, 2002
-------------------------------
James R. McNab, Jr.

/s/ Thomas W. Davison           President, Chief Executive Officer and          November 27, 2002
-------------------------------
Thomas W. Davison               Director (Principal Executive Officer)

/s/ Sean F. Moran               Chief Financial Officer                         November 27, 2002
-------------------------------
Sean F. Moran                   (Principal Financial and Accounting Officer)

/s/ Joseph Kost                 Chief Scientific Officer and Director           November 27, 2002
-------------------------------
Joseph Kost

/s/ Robert S. Langer            Director                                        November 26, 2002
-------------------------------
Robert S. Langer

/s/ Martin P. Sutter            Director                                        November 26, 2002
-------------------------------
Martin P. Sutter

/s/ W. Leigh Thompson           Director                                        November 26, 2002
-------------------------------
W. Leigh Thompson

/s/ Gary S. Kohler              Director                                        November 26, 2002
-------------------------------
Gary S. Kohler

/s/ Michael Wigley              Director                                        November 26, 2002
-------------------------------
Michael Wigley

                                INDEX TO EXHIBITS

Exhibit No.   Description of Exhibit

5.1           Opinion of Testa, Hurwitz & Thibeault, LLP

23.1          Consent of Schechter Dokken Kanter Andrews & Selcer Ltd.

23.2*         Consent of Arthur Andersen LLP (omitted pursuant to Rule 437(a))

23.3          Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit
              5.1)

24.1 Power of Attorney (included as part of the signature page of this Registration Statement)

* After reasonable efforts, the Registrant has not been able to obtain the consent of Arthur Andersen LLP to the incorporation into this Registration Statement on Form S-8, of their report with respect to the Registrant's financial statements, which appeared in the Registrant's Registration Statement on Form S-4/A as filed with the Securities and Exchange Commission on May 16, 2002. Under these circumstances, Rule 437(a) under the Securities Act of 1933, as amended, permits this Registration Statement to be filed without a written consent from Arthur Andersen. Because Arthur Andersen has not consented to the incorporation by reference of their report into this Registration Statement, you will not be able to assert claims against Arthur Andersen under Section 11 of the Securities Act of 1933, as amended, for any untrue statement of a material fact contained in the Registrant's financial statements incorporated herein or any omissions to state a material fact required to be stated therein.